DAVIS & CO., CPAs, P.C.




December 2, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



                       Re:  AGTsports, Inc.
                            SEC File No.: 0-21914


Ladies and Gentlemen:

Relative to the change in auditors, of which we notified on December 1, 1997, we have read the statements made by AGTsports, Inc. We understand that these statements are being filed with the Commission, pursuant to Item 4 of the Company's Form 8-K report dated November 28, 1997. We agree with the statements concerning our firm in such form 8-K.


Sincerely,

DAVIS & CO., CPAs, P.C.


/s/  Carol A. Davis
---------------------------

Carol A. Davis
Certified Public Accountant


CAD/sek
Enclosures
cc:  AGTsports, Inc. - B. Mack DeVine